SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SYBRON CHEMICALS INC

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                 7/31/98            1,100            28.0500
               THE GABELLI ASSET FUND
                                 8/04/98           10,000            27.6750
          GAMCO INVESTORS, INC.
                                 8/04/98            3,000            27.6250
                                 8/03/98            3,000            28.0000
                                 8/04/98           27,000            27.6250
                                 8/03/98            2,000            28.0000
                                 7/31/98           21,800            28.0000


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.